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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                               Amendment No. 1 to
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Apex Mortgage Capital, Inc.

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             (Exact name of registrant as specified in its charter)

              Maryland                                           95-4650863
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  (State of Incorporation or Organization)                   (I.R.S. Employer
                                                          Identification Number)

    865 South Figueroa Street, Los Angeles, California            90017
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        (Address of Principal Executive Offices)                (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]

Securities Act registration statement file number to which this form relates:             Not applicable
                                                                                      ---------------------
                                                                                          (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                            Name of Each Exchange on Which
              to be so Registered                            Each Class is to be Registered
              -------------------                            ------------------------------

       Preferred Stock Purchase Rights                       American Stock Exchange

_____________________________________________             _____________________________________________

_____________________________________________             _____________________________________________

Securities to be registered pursuant to Section 12(g) of the Act:

                                      none

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                                (Title of Class)

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                                EXPLANATORY NOTE

         This amendment is filed to update the disclosure made on Form 8-A fled with the Securities and Exchange Commission (the "SEC") on July 27, 1999 to reflect the terms of a recent amendment to the Shareholder Rights Agreement, dated as of July 19, 1999, by and between the Company and The Bank of New York, as Rights Agent which agreement defines the terms of the class of securities registered thereby and hereby.

Item 1.  Description of the Registrant's Securities to be Registered.

         A description of the Preferred Stock Purchase Rights of Apex Mortgage Capital, Inc. (the "Company") is contained in (i) a Current Report on Form 8-K, dated June 30, 1999 and filed with the SEC on July 27, 1999, and (ii) a subsequent Current Report on Form 8-K, dated July 12, 2003 and filed with the SEC on July 15, 2003, and such descriptions are incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.            Description
-----------            ---------------------------------------------------------

    1 Shareholder Rights Agreement dated as of July 19, 1999, by and between the Company and The Bank of New York, as Rights Agent (including as Exhibit A the form of Articles Supplementary relating to the underlying Series A Junior Participating Preferred Stock; as Exhibit B the form of Rights Certificate; and as Exhibit C the Summary of Rights) (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated June 30, 1999 and filed July 27, 1999 and incorporated herein by reference).

    2 First Amendment to Shareholder Rights Agreement dated as of July 15, 2003, by and between the Company and The Bank of New York, as Rights Agent (including as Exhibit A the form of Articles Supplementary relating to the underlying Series A Junior Participating Preferred Stock; as Exhibit B the form of Rights Certificate; and as Exhibit C the Summary of Rights) (previously filed as Exhibit 4.1 to the Company's Current Report on Form 8-K, dated July 12, 2003 and filed on July 15, 2003 and incorporated herein by reference).

                                       2

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  APEX MORTGAGE CAPITAL, INC.
                                            (Registrant)


Date:  July 15, 2003              By: /s/ Philip A. Barach
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                                     Philip A. Barach
                                     President and Chief Executive Officer

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